EXHIBIT 99.1

DUOS TECHNOLOGIES GROUP REPORTS THIRD QUARTER AND NINE MONTH 2020 RESULTS

NOVEMBER 12, 2020 4:05PM EST

JACKSONVILLE, FL / ACCESSWIRE / November 12, 2020 / Duos Technologies Group, Inc. ("Duos" or the "Company") (NASDAQ:DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the third quarter and nine months ended September 30, 2020.

Third Quarter 2020 and Recent Operational Highlights

Awarded a new contract from existing customer CN, which includes complete North American service, support, maintenance and spare components sourcing for the seven (7) Railcar Inspection Portals (rip®) currently in operation at CN. The total contract will be recognized as recurring revenue through 2022.

Awarded an initial $1.3 million contract by an existing Class 1 railroad customer to substantially expand the Company's current relationship and upgrade its scope of work at an existing Railcar Inspection Portal (rip®) for the purpose of instituting increased automated mechanical inspections. The contract will be executed over the next few months with completion expected before the end of the year and includes future payments through 2022 for recurring service, maintenance and spare parts components in addition to the base contract value.

Appointed experienced corporate executive and U.S. Army veteran Charles "Chuck" Ferry as Chief Executive Officer. Ferry brings extensive leadership experience in the energy and defense contracting industry as well as 26 years of active duty leadership experience in the U.S. Army. Prior to joining Duos, Ferry was the Chief Executive Officer for APR Energy, a global fast-track power company, where he had P&L responsibility for $325 million in annual revenue and oversaw roughly 800 employees and 17 globally dispersed power plants.

Promoted Wm. "Scott" Carns to the newly created title of Chief Commercial Officer for the Company's wholly owned subsidiary, Duos Technologies. In this new role, Carns will be responsible for the development and execution of Duos' growth strategy and expansion, interfacing with Duos' major clients to develop and create solutions to meet their unique operational challenges.

Appointed IT and Energy industry veteran Ben Eiser as Chief Operating Officer for the Company's wholly owned subsidiary, Duos Technologies. Eiser joins Duos with 27 years of active duty military service and private-sector leadership, project and IT management experience. Prior to joining Duos, Eiser was the Vice President for Global Projects for APR Energy, where he led a project management team that oversaw the installation and demobilization of temporary power plants among other key functions.

Proposed election of Ed Harris to the Company's Board of Directors. As the former COO at Tier 1 rail operator CSX, Harris would bring more than 50 years of directly applicable industry experience.

Third Quarter 2020 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and truevue360™.

Total revenue decreased 42% to $1.28 million compared to $2.20 million in the same quarterly period last year. The decrease in total revenue for the quarter was due to a decline in technology systems revenue as a result of a delay in receiving an order for a large project which was initially planned for execution during the third quarter of 2020 that will be substantially completed in the fourth quarter.

Gross profit decreased 71% to $295,000 (23% of total revenue) compared to $1.03 million (47% of total revenue) in the same quarterly period last year. The decrease in gross profit was due to the higher overall cost of sales relative to revenue recorded during the quarter largely due to implementation delays.

Operating expenses increased 39% to $3.00 million from $2.16 million in the same quarterly period last year. The increase in operating expenses was primarily due to an increase in administration expenses, which was offset by decreases in sales and marketing, engineering, research and development, and AI technologies expenses. The increase in administration expenses was related to a one-time charge for payment in connection with the retirement of the Company's former CEO and Chairman.

Net loss totaled $2.71 million, compared to net loss of $1.14 million in the same quarter a year-ago. The increase in net loss was primarily attributable to the increase in administration expenses as noted previously.

Cash and cash equivalents at quarter-end totaled $4.12 million, compared to $56,000 at December 31, 2019.

Nine Month 2020 Financial Results

Total revenue decreased 46% to $4.26 million from $7.90 million in the same period last year. The decrease in total revenue was driven by slower than anticipated contract awards by a single customer, which will be recognized pending resolutions of certain terms and conditions. The current global pandemic has also impacted expected receipt of awards and caused delays in execution due to travel and other restrictions.

Gross profit decreased 66% to $1.14 million (27% of total revenue) from $3.33 million (42% of total revenue) in the same period last year. The decrease in gross profit was mainly the result of fixed costs related to maintaining a minimum staff to begin execution once orders were received, not being offset by sufficient revenues as had been anticipated earlier in the year.

Operating expenses increased 16% to $7.36 million from $6.37 million in the same period last year. The increase in operating expenses was primarily due to an increase in administration expenses and AI technologies expenses, which were offset by decreases in sales and marketing, engineering and research and development. The increase in administration expenses was related to a one-time charge for payment in connection with the retirement of the Company's former CEO and Chairman as noted previously. AI technologies costs were higher as the result of additional growth in this area and an increase in resources allocated from the research and development department. With development work for the Company's AI platform completed, costs in this area are expected to normalize going forward.

Net loss totaled $6.32 million, compared to a net loss of $3.05 million in the same period a year-ago. The greater net loss was primarily attributable to an overall decrease in revenue for the period as well as an increase in expenses as noted previously.

Financial Outlook

For the fiscal year ending December 31, 2020, the Company now expects total revenue to be between $7.5 million and $8.0 million. The Company's guidance is based on contracts in backlog and near-term pending orders that are already performing or scheduled to be executed during the fourth quarter of 2020. The Company's business is in the early stages of a recovery, and management has undertaken significant restructuring efforts beginning in Q4 to build revenues for both new systems and recurring revenue services. Management also expects that the current cash position will remain largely unchanged through the end of the fiscal year. Although uncertainties continue in the macro economic climate, management believes that 2021 will yield a much stronger financial performance for revenue and profitability. The Company plans to release guidance for 2021 in early January.

Management Commentary

"During the third quarter we experienced a moderate return to more normal business conditions and believe we have taken the first steps forward on the path to a new growth era at Duos," said Company Chief Executive Officer Chuck Ferry. "In my short time since coming on board, we've hit the ground running. The executive leadership team has conducted and concluded a thorough review of our operations and outlined a long-term strategic roadmap designed to accomplish the following goals: improve our go-to-market strategy through securing larger, higher-margin sales with a focus on recurring revenue, make our operations more efficient through better-quality delivery and performance-based incentives, improve communication, and decision-making through a simplified, horizontally-integrated corporate reorganization, and deliver sustained profitability through successful execution across a clearly defined set of goals.

"Though we were encouraged by the signing of two significant contracts this past quarter, we recognize that there is more work to be done and difficult decisions ahead to position our Company for long-term success. During the quarter we delayed delivery on certain key projects to ensure proper pre-shipping preparation was completed to standard, which impacted our results to a degree. We fully expect to recognize these project revenues in Q4, but we are committed to quality and safety above all else, which, over time, should allow us to command premium pricing and reduce maintenance and repair expenses post-installation. We have an excellent pipeline of opportunities with our existing rail and logistics customers that we expect will drive much improved financial results for 2021. I remain excited by the tremendous opportunity we have before us at Duos and believe we have the team, technology, and resources necessary to capture a greater share of the North American rail market."

Conference Call

The Company's management will host a conference call today, Thursday, November 12, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Thursday, November 12, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: (877) 407-3088
International dial-in: +1 (201) 389-0927
Confirmation: 13712203

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company's core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts:

Corporate
Tracie Hutchins
Duos Technologies Group, Inc. (Nasdaq: DUOT)
(904) 652-1601
tlh@duostech.com

Investor Relations
Matt Glover or Tom Colton
Gateway Investor Relations
(949) 574-3860
DUOT@GatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	September 30,		September 30,
	2020	2019	2020	2019

REVENUES:
Technology systems	$672,951	$1,921,306	$2,606,034	$6,954,062
Technical support	502,502	229,008	1,229,813	701,552
Consulting services	50,216	48,087	184,685	240,673
AI technologies	56,280	-	234,504	-

Total Revenues	1,281,949	2,198,401	4,255,036	7,896,287

COST OF REVENUES:
Technology systems	601,814	984,805	2,080,872	4,045,448
Technical support	333,721	158,785	802,751	420,451
Consulting services	12,301	29,352	84,561	99,686
AI technologies	39,182	-	149,681	-

Total Cost of Revenues	987,018	1,172,942	3,117,865	4,565,585

GROSS PROFIT	294,931	1,025,459	1,137,171	3,330,702

OPERATING EXPENSES:
Sales & marketing	173,197	214,979	435,522	735,599
Engineering	280,897	339,282	946,303	963,831
Research and development	215,831	273,555	771,789	1,144,715
Administration	1,991,408	852,584	4,030,906	2,660,227
AI technologies	340,441	476,960	1,174,465	860,947

Total Operating Expenses	3,001,774	2,157,360	7,358,985	6,365,319

LOSS FROM OPERATIONS	(2,706,843)	(1,131,901)	(6,221,814)	(3,034,617)

OTHER INCOME (EXPENSES):
Interest Expense	(6,260)	(12,783)	(133,435)	(19,095)
Other income, net	4,524	615	33,732	4,021

Total Other Income (Expense)	(1,736)	(12,168)	(99,703)	(15,074)

NET LOSS	(2,708,579)	(1,144,069)	(6,321,517)	(3,049,691)

Basic & Diluted Net Loss Per Share	$(0.77)	$(0.63)	$(1.95)	$(1.78)

Weighted Average Shares-Basic & Diluted	3,528,128	1,817,289	3,247,954	1,715,480

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,116,582	$56,249
Accounts receivable, net	1,339,786	2,611,608
Contract assets	184,235	1,375,920
Prepaid expenses and other current assets	618,492	716,598

Total Current Assets	6,259,095	4,760,375

Property and equipment, net	336,486	260,181
Operating lease right of use asset	257,367	430,146

OTHER ASSETS:
Software Development Costs, net	5,000	20,000
Patents and trademarks, net	65,757	61,598
Total Other Assets	70,757	81,598

TOTAL ASSETS	$6,923,705	$5,532,300

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$702,611	$2,641,437
Accounts payable - related parties	7,950	12,791
Notes payable - financing agreements	70,991	42,299
Notes payable - related parties, net of discounts	-	905,373
Line of credit	-	27,615
Payroll taxes payable	3,146	115,111
Accrued expenses	989,397	393,272
Current portion - financing lease agreements	87,091	45,072
Current portion-operating lease obligations	247,182	239,688
Current portion-SBA loan	863,845	-
Contract liabilities	332,751	8,661
Deferred revenue	707,244	936,428

Total Current Liabilities	4,012,208	5,367,747

Finance lease payable	126,597	89,026
Operating lease obligations	18,958	202,797
SBA loan	546,425	-

Total Liabilities	4,704,188	5,659,570

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Series A redeemable convertible cumulative preferred stock, $10 stated value per share,
500,000 shares designated; 0 issued and outstanding at September 30, 2020 and
December 31, 2019, convertible into common stock at $6.30 per share	-	-
Series B convertible cumulative preferred stock, $1,000 stated value per share,
convertible into common stock at $7 per share	1,705,000	1,705,000

Common stock: $0.001 par value; 500,000,000 shares authorized,
3,535,339 and 1,982,039 shares issued, 3,534,015	3,536	1,982
and 1,980,715 shares outstanding at September 30, 2020
and December 31, 2019, respectively
Additional paid-in capital	39,730,665	31,063,915
Total stock & paid-in-capital	41,439,201	32,770,897
Accumulated deficit	(39,062,232)	(32,740,715)
Sub-total	2,376,969	30,182
Less: Treasury stock (1,324 shares of common stock
at September 30, 2020 and December 31, 2019)	(157,452)	(157,452)
Total Stockholders' Equity (Deficit)	2,219,517	(127,270)

Total Liabilities and Stockholders' Equity (Deficit)	$6,923,705	$5,532,300

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2020	2019

Cash from operating activities:
Net loss	$(6,321,517)	$(3,049,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	159,121	136,108
Stock based compensation	261,761	35,017
Modification of employee stock options	102,800	-
Interest expense related to debt discounts	94,627	9,401
Changes in assets and liabilities:
Accounts receivable	1,271,822	124,810
Contract assets	1,191,685	379,136
Prepaid expenses and other current assets	331,456	(562,263)
Operating lease right of use asset	172,778	(509,958)
Accounts payable	(1,938,824)	461,701
Related payable-related party	(4,841)	(682)
Payroll taxes payable	(111,965)	(195,120)
Accrued expenses	648,625	27,804
Operating lease obligation	(176,345)	534,415
Contract liabilities	324,090	(1,141,088)
Deferred revenue	(229,184)	126,534

Net cash used in operating activities	(4,223,911)	(3,623,876)

Cash flows from investing activities:
Purchase of patents/trademarks	(8,185)	(11,595)
Purchase of fixed assets	(216,401)	(133,039)

Net cash used in investing activities	(224,586)	(144,634)

Cash flows from financing activities:
Repurchase of common stock	-	(7,993)
Repayments of line of credit	(27,615)	(2,689)
Repayments of related party notes	-	(80,000)
Issuance cost	(1,001,885)	(10,000)
Repayments of notes payable	(1,000,000)	-
Repayments of insurance and equipment financing	(204,659)	(207,187)
Repayment of finance lease	(42,046)	(10,851)
Proceeds from SBA loan	1,410,270	-
Proceeds from notes payable-related parties	-	1,080,000
Proceeds from notes payable	-	250,000
Proceeds from equipment leasing	121,637	-
Proceeds from common stock issued	9,253,128	-
Proceeds from warrants exercised	-	2,315,268

Net cash provided by financing activities	8,508,830	3,326,548

Net increase (decrease) in cash	4,060,333	(441,962)
Cash, beginning of period	56,249	1,209,301
Cash, end of period	4,116,582	767,339

Supplemental Disclosure of Cash Flow Information:
Interest paid	$32,768	$5,728

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$52,500	$19,166
Lease right of use asset and liability	$644,245	$-
Note issued for financing of insurance premiums	$233,350	$217,804
Debt discount on Notes issued	$-	$12,500
Note issued for equipment financing lease	$-	$102,928

SOURCE: Duos Technologies Group, Inc.

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Released November 12, 2020